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                           WAIVER AND AMENDMENT NO. 2
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

          This WAIVER AND AMENDMENT NO. 2 to AMENDED AND RESTATED CREDIT AGREEMENT ("Waiver") is made as of June 8, 1999 by and among Archibald Candy Corporation (the "Borrower"), the financial institutions (the "Lenders") party to the "Credit Agreement" (defined below), and The First National Bank of Chicago, as Agent. Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                                   WITNESSETH

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Credit Agreement, dated as of July 2, 1997, as amended;

     WHEREAS, the Borrower proposes to issue additional Senior Notes in an aggregate principal amount of $40,000,000 under the Senior Note Indenture (the "Issuance"), and the Borrower has requested that the Lenders and the Agent provide a limited waiver under the Credit Agreement to permit such Issuance;

     WHEREAS, the Lenders and the Agent are willing to provide such a limited waiver on the terms and conditions set forth herein;

     WHEREAS, the Borrower also wishes to amend the Credit Agreement in certain respects;

     WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders have entered into this Waiver.

     1. LIMITED WAIVER. Effective as of the date hereof, as expressly limited hereby and subject to the satisfaction of the condition precedent set forth in SECTION 3 below, the Lenders and the Agent hereby (x) consent to the Issuance and (y) agree to waive the requirements of Section 6.2(C) of the Credit Agreement with respect to Archibald Candy (Canada) Corporation until the earlier of (x) June 25, 1999 and (y) the

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effective date of a credit agreement between First Chicago NBD Bank, Canada and Archibald Candy (Canada) Corporation.

     2. AMENDMENT. Effective as of the date first above written and subject to the satisfaction of the condition precedent set forth in SECTION 3 below, the Credit Agreement shall be and hereby is amended as follows:

           (A) SECTION 1.1 of the Credit Agreement is hereby amended as follows:

                 (i) The definition of "SENIOR NOTES" is hereby amended in its entirety as follows:

                       "SENIOR NOTES" means those certain notes issued pursuant to the Senior Note Indenture in the aggregate principal amount of $170,000,000 with a maturity of July 1, 2004.

                 (ii) The definition of "SENIOR NOTE INDENTURE" is hereby amended in its entirety as follows:

                       "SENIOR NOTE INDENTURE" means that certain Indenture, dated on or about July 2, 1997, as amended by that certain First Supplemental Indenture, dated as of December 7, 1998, and by that certain Second Supplemental Indenture, dated as of June 8, 1999, by and among the Borrower, the Sweet Factory Subsidiaries, Archibald Candy (Canada) Corporation and The Bank of New York, as Trustee, pursuant to which the Senior Notes are to be or have been issued.

           (B) The second sentence of SECTION 5.8 is hereby deleted therefrom and the following sentence is substituted therefor:

           "Except as disclosed to the Lenders on or prior to the Closing Date, and except for a single existing Stock Option Plan under which certain officers of the Borrower may receive, in the aggregate, no more than thirty-four share of stock in the Parent, none of the issued and outstanding capital stock of the Parent, the Borrower or any of their respective Subsidiaries is subject to any vesting, redemption, or repurchase agreement (other than the SAR Agreements), and there are no warrants or options outstanding with respect to such capital stock."

           (C) Paragraph (D) of SECTION 6.4 is hereby amended to delete therefrom the number "$25,000,000.00" and to substitute therefor the number "$35,000,000.00".

     3. CONDITIONS OF EFFECTIVENESS. This Waiver shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received four (4) duly executed originals of this Waiver from the Borrower and the Lenders.

                                       2
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     4.    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS.  The Borrower
hereby represents and warrant as follows:

           (a) The Credit Agreement as previously executed constitutes the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms.

           (b)   Upon the effectiveness of this Waiver, the Borrower hereby
(i) represents that no Default or Unmatured Default exists, (ii) reaffirms all covenants, representations and warranties made in the Credit Agreement, and (iii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Waiver.

     5.    EFFECT ON THE CREDIT AGREEMENT.

           (a) Upon the effectiveness of SECTION 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended previously and as amended and waived hereby.

           (b) Except as specifically amended and waived above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed. Without limiting the foregoing, nothing in this Waiver shall constitute a waiver or amendment of any provision of
SECTION 6.4 of the Credit Agreement.

           (c) The execution, delivery and effectiveness of this Waiver shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     6. COSTS AND EXPENSES. The Borrower agrees to pay all reasonable costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent and the Lenders in connection with the preparation, arrangement, execution and enforcement of this Waiver.

     7. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     8. HEADINGS. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purpose.

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     9.    COUNTERPARTS.  This Waiver may be executed by one or more of the parties to the Waiver on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     10. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Waiver. In the event an ambiguity or question of intent or interpretation arises, this Waiver shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Waiver.

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     IN WITNESS WHEREOF, this Waiver has been duly executed as of the day and year first above written.

                                       ARCHIBALD CANDY CORPORATION


                                       By: /s/ Donna M. Snopek
                                          ------------------------------------
                                           Name:  Donna M. Snopek
                                           Title: Vice President - Finance and
                                                  Accounting



                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By: /s/ Kevin L. Gillen
                                          ------------------------------------
                                           Name:  Kevin L. Gillen
                                           Title: Vice President



                                       FLEET BUSINESS CREDIT CORPORATION,
                                       formerly known as Sanwa Business
                                       Credit Corporation


                                       By: /s/ Donald A. Mastro
                                          ------------------------------------
                                           Name:  Donald A. Mastro
                                           Title: Vice President










                                                    Signature Page to Waiver to
                                       to Amended and Restated Credit Agreement